Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 29, 2006 relating to the consolidated financial statements of Master Replicas Inc. as of December 31, 2005 and for the year then ended which appears in Corgi International Limited’s Form 6-K filed April 19, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Brach, Neal, Daney & Spence, LLP
Branch, Neal, Daney & Spence, LLP
San Jose, California
April 19, 2007